UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – APRIL 30, 2012

MOBILE INTEGRATED SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Suite 502, 25 Adelaide Street East
Toronto, Ontario, Canada M5C 3A1
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Explanatory Note: This Amendment No. 1 (this “Amendment”) to the Current Report on Form 8-K (the “Report”) filed by Mobile Integrated Systems, Inc. (the “Company”) on May 18, 2012 is filed to:

1.
Amend and restate that portion of Item 5.02 set forth below entitled “Resignation of Fulvio Ciano as President, Chief Financial Officer and Member of the Board.”  All other items of the Report, and all other sections of Item 5.02, remain unchanged.

2.	Include that section of Item 8.01 of this Amendment entitled “Grant of Stock Options.”

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Fulvio Ciano as President, Chief Financial Officer and Member of the Board

Effective as of May 14, 2012, Mr. Fulvio Ciano has resigned as the President and Chief Financial Officer of the Company and as a Member of the Board.  Effective as of May 25, 2012, Mr. Fulvio Ciano has resigned as Chief Technology Officer of the Company for personal reasons.  In each case, Mr. Ciano has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01. Other Events.

Grant of Stock Options

2238646 Ontario Inc., the Company’s controlling shareholder, has granted options to purchase an aggregate of 53,700,000 of the Company’s common stock to seventeen individuals, in each case at an exercise price of $.15 per share.  These include option grants to the following officers and directors:

1.	Murray Simser, the Company’s new President and Chief Executive Officer, has received options to purchase 7,600,000 shares of the Company’s common stock.

2.	Emlyn David, who serves as the Company’s Chief Financial Officer and a Member of the Board, has received options to purchase 5,000,000 shares of the Company’s common stock.

3.	James McGovern, a Member of the Board, has received options to purchase 5,000,000 shares of the Company’s common stock.

4.	Benjamin Chesir, a Member of the Board, has received options to purchase 5,000,000 shares of the Company’s common stock.

For Mr. Simser, the Option shall vest and become fully exercisable as follows: One-Thirty-Sixth (1/36) of the Option shall vest and become fully exercisable upon each one month anniversary of the date of grant, so long as Mr. Simser remains employed by the Company on such date.  Such vested portion of the Option may be exercised as described herein regardless of his employment status with the Company.  The Option shall be exercisable to the extent vested and in the manner provided herein until the second anniversary of the respective vesting date of each One-Thirty-Sixth (1/36) portion of the Option or until the third anniversary of the respective vesting date of each One-Thirty-Sixth (1/36) portion of the Option if the share price is below $0.45.  If Mr. Simser is terminated with cause, without cause, or voluntarily resigns, the Option shall terminate in Thirty (30) days however any vested portion can still be exercised as described herein.

For Mr. David, the Option shall vest and become fully exercisable as follows: One-Third (1/3) of the Option shall vest and become fully exercisable upon each one year anniversary of the date of grant, so long as Mr. David remains employed by the Company on such date.  Such vested portion of the Option may be exercised as described herein regardless of his employment status with the Company.

For each of Mr. McGovern and Mr. Chesir (each, an “Optionee”), the Option shall vest and become fully exercisable as follows: (i) Fifty Percent (50%) of such Option shall vest and become fully exercisable at such time as the Company shall have successfully raised no less than US $2,000,000 (Two Million Dollars) in equity capital, subject to such terms and conditions and for such equity as the Company may, in its sole discretion, deem appropriate; and (ii) Fifty Percent (50%) of such Option shall vest and become fully exercisable on the one year anniversary of the vesting of the initial Fifty Percent (50%), in each case, so long as the Optionee remains a member in good standing on the Board of Directors of the Company as of such date.  Should the Company not complete such fund raising by June 30, 2012, this Option shall not vest or become exercisable.  The Option shall be exercisable to the extent vested until the second anniversary of the date of grant, so long as the Optionee remains a member in good standing on the Board of Directors of the Company as of such date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOBILE INTEGRATED SYSTEMS, INC.

By:	/s/ Murray Simser
Name: Murray Simser
Title: Chief Executive Officer

Date:    June 25, 2012